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                                                                      EXHIBIT 99

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA

                                                            COATED     CONTAINER-
                                                            BOARD        BOARD       CORPORATE     TOTAL
                                                           --------    ----------    ---------    --------
                                                                      (IN THOUSANDS OF DOLLARS)
COMPANY:
FIRST QUARTER 1997:
Income (Loss) from Operations............................  $ 15,779     $(13,006)    $ (4,512)    $ (1,739)
Add: Depreciation and amortization.......................    20,949        3,803          358       25,110
  Purchased asset costs(A)...............................     6,219          911           --        7,130
  Dividends from equity investments......................        --           --          750          750
  Other non-cash charges(B)..............................     1,538          254          110        1,902
                                                           --------     --------     --------     --------
EBITDA(C)................................................  $ 44,485     $ (8,038)    $ (3,294)    $ 33,153
                                                           ========     ========     ========     ========
SECOND QUARTER 1997:
Income (Loss) from Operations............................  $ 19,307     $(12,532)    $ (6,530)    $    245
Add: Depreciation and amortization.......................    23,420        3,944          289       27,653
  Purchased asset costs(A)...............................     4,866          911           --        5,777
  Dividends from equity investments......................        --           --          945          945
  Other non-cash charges(B)..............................       253        2,966        1,741        4,960
                                                           --------     --------     --------     --------
EBITDA(C)................................................  $ 47,846     $ (4,711)    $ (3,555)    $ 39,580
                                                           ========     ========     ========     ========
THIRD QUARTER 1997:
Income (Loss) from Operations............................  $ 17,996     $ (6,385)    $ (4,096)    $  7,515
Add: Depreciation and amortization.......................    23,969        3,397          265       27,631
  Purchased asset costs(A)...............................     6,724          911           --        7,635
  Dividends from equity investments......................        --           --        1,022        1,022
  Other non-cash charges(B)..............................       499           75          986        1,560
                                                           --------     --------     --------     --------
EBITDA(C)................................................  $ 49,188     $ (2,002)    $ (1,823)    $ 45,363
                                                           ========     ========     ========     ========
FOURTH QUARTER 1997:
Income from Operations...................................  $ 11,737     $ (9,321)    $ (1,525)    $    891
Add: Depreciation and amortization.......................    22,542        5,600          305       28,447
  Purchased asset costs(A)...............................    11,024          911           --       11,935
  Dividends from equity investments......................        --           --        2,511        2,511
  Other non-cash charges(B)..............................       767        2,017        1,263        4,047
                                                           --------     --------     --------     --------
EBITDA(C)................................................  $ 46,070     $   (793)    $  2,554     $ 47,831
                                                           ========     ========     ========     ========
YEAR ENDED DECEMBER 31, 1997:
Income (Loss) from Operations............................  $ 64,819     $(41,244)    $(16,663)    $  6,912
Add: Depreciation and amortization.......................    90,880       16,744        1,217      108,841
  Purchased asset costs(A)...............................    28,833        3,644           --       32,477
  Dividends from equity investments......................        --           --        5,228        5,228
  Other non-cash charges(B)..............................     3,057        5,312        4,100       12,469
                                                           --------     --------     --------     --------
EBITDA(C)................................................  $187,589     $(15,544)    $ (6,118)    $165,927
                                                           ========     ========     ========     ========

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                            RIVERWOOD HOLDING, INC.

    RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA -- (CONTINUED)

                                                                           U.S.
                                                                       TIMBERLANDS/
                                              COATED     CONTAINER-        WOOD
                                              BOARD        BOARD         PRODUCTS      CORPORATE     TOTAL
                                             --------    ----------    ------------    ---------    --------
                                                                (IN THOUSANDS OF DOLLARS)
COMPANY:
SECOND QUARTER 1996:
Income (Loss) from Operations..............  $ 19,768     $ (7,260)      $    --       $ (6,396)    $  6,112
Income from discontinued operations........        --           --        15,356             --       15,356
Add: Depreciation and amortization.........    21,295        4,320         1,950            672       28,237
  Purchased asset costs(A).................     9,877     $  1,217           844            (41)      11,897
  Dividends from equity investments........        --           --            --          1,408        1,408
  Other non-cash charges(B)................     1,506         (541)          784             80        1,829
                                             --------     --------       -------       --------     --------
EBITDA(C)..................................  $ 52,446     $ (2,264)      $18,934       $ (4,277)    $ 64,839
                                             ========     ========       =======       ========     ========
THIRD QUARTER 1996:
Income (Loss) from Operations..............  $ 20,563     $(12,207)      $    --       $ (5,312)    $  3,044
Income from discontinued operations........        --           --        17,453             --       17,453
Add: Depreciation and amortization.........    17,484        4,644         2,241            475       24,844
  Purchased asset costs(A).................     7,021          700         1,138             87        8,946
  Dividends from equity investments........        --           --            --            696          696
  Other non-cash charges(B)................     1,506         (535)        1,313             36        2,320
                                             --------     --------       -------       --------     --------
EBITDA(C)..................................  $ 46,574     $ (7,398)      $22,145       $ (4,018)    $ 57,303
                                             ========     ========       =======       ========     ========
FOURTH QUARTER 1996:
Income (Loss) from Operations..............  $ 14,645     $(11,502)      $    --       $(10,880)    $ (7,737)
Income from discontinued operations........        --           --         2,737             --        2,737
Add: Depreciation and amortization.........    23,921        5,354           618           (140)      29,753
  Purchased asset costs(A).................    (3,269)         770           295            (46)      (2,250)
  Dividends from equity investments........        --           --            --          3,287        3,287
  Other non-cash charges(B)................     1,132         (584)           76              4          628
                                             --------     --------       -------       --------     --------
EBITDA(C)..................................  $ 36,429     $ (5,962)      $ 3,726       $ (7,775)    $ 26,418
                                             ========     ========       =======       ========     ========
NINE MONTHS ENDED DECEMBER 31, 1996:
Income from Operations.....................  $ 54,976     $(30,969)      $    --       $(22,588)    $  1,419
Income from discontinued operations........        --           --        35,546             --       35,546
Add: Depreciation and amortization.........    62,700       14,318         4,809          1,007       82,834
    Purchased asset costs(A)...............    13,629        2,687         2,277             --       18,593
    Dividends from equity investments......        --           --            --          5,391        5,391
    Other non-cash charges(B)..............     4,144       (1,660)        2,173            120        4,777
                                             --------     --------       -------       --------     --------
EBITDA(C)..................................  $135,449     $(15,624)      $44,805       $(16,070)    $148,560
                                             ========     ========       =======       ========     ========
PREDECESSOR:
FIRST QUARTER 1996:
Income (Loss) from Operations..............  $ 24,638     $ (5,955)      $13,868       $(16,901)    $ 15,650
Add: Depreciation and amortization.........    17,800        4,332         1,735            571       24,438
    Dividends from equity investments......        --           --            --             --           --
    Pro forma adjustments..................     3,471          120           218          9,533       13,342
    Other non-cash charges(B)..............     1,265          261           945            232        2,703
                                             --------     --------       -------       --------     --------
EBITDA.....................................  $ 47,174     $ (1,242)      $16,766       $ (6,565)    $ 56,133
                                             ========     ========       =======       ========     ========

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                            RIVERWOOD HOLDING, INC.

    RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA -- (CONTINUED)

---------------
Notes:

(A) Under the terms and definitions of the Senior Secured Credit Facilities and the Indentures for the Notes, certain expenses and costs are excluded from the Company's Income from Operations in determining EBITDA (as defined below), including amortization, depreciation or expenses associated with the write-up of inventory, fixed assets and intangible assets in accordance with APB 16 and 17, collectively referred to as the "Purchased asset costs."

(B) Other non-cash charges include non-cash charges for pension, postretirement and postemployment benefits, depletion of prepaid timber and amortization of premiums on hedging contracts deducted in determining net income other than Purchased asset costs (see (A) above).

(C) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, cost of timber harvested and other non-cash charges deducted in determining consolidated net income and extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. EBITDA excludes (i) equity earnings from the Company's investment in Igaras but includes dividends actually received from Igaras, (ii) Other Costs (see Note 18 in Notes to Consolidated Financial Statements) of the Predecessor and
    (iii) Purchased Asset Costs resulting from purchase accounting for periods subsequent to the Merger. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Consolidated Statements of Operations or cash flow data.

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